Exhibit 10.6

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

EXECUTION COPY

Exclusivity Agreement

This Exclusivity Agreement (this “Agreement”) dated January 26, 2010 is among TerreStar Corporation (“TerreStar”), TerreStar Networks Inc. (“Networks” and together with TerreStar, the “Company”), Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger Master Fund”), Harbinger Capital Partners Special Situations Fund, LP (“Harbinger Special Situations Fund”), and HGW Holding Company, L.P. (together with Harbinger Master Fund and Harbinger Special Situations Fund, “Harbinger”).

Background

The Company and Harbinger desire to enter into negotiations regarding certain transactions (the “Proposed Transaction”) described in that certain draft term sheet attached hereto (the “Term Sheet”).

TerreStar, TerreStar’s subsidiary TerreStar 1.4 Holdings, LLC (“Lessor”), and Harbinger’s affiliate One Dot Four Corp. (“Lessee”) entered into that certain Spectrum Manager Lease Agreement, dated September 17, 2009, as amended October 9, 2009 (the “Lease Agreement”). Contemporaneously with the execution of this Agreement, and in consideration of TerreStar entering into this Agreement, Harbinger is causing Lessee to pre-pay Lessor $30,000,000 (the “Prepayment”) of Lease Agreement payments that Lessee would not otherwise be obligated to pay at this time, which payments will benefit the Company. Lessee is obtaining the funds from Harbinger. Harbinger would not make the Prepayment funds available or cause Lessee to make the Prepayment in the absence of this Agreement, and Lessee would not be willing to make the Prepayment in the absence of this Agreement.

Negotiation of the Proposed Transaction and the associated due diligence have involved and will continue to require a significant allocation of Harbinger resources.

In order to induce Lessee to make the Prepayment and in order to induce Harbinger to cause Lessee to make the Prepayment and to continue to allocate resources to the negotiation of the Proposed Transaction, the parties desire to enter into this Agreement.

Therefore, the parties agree as follows:

1. Negotiations. For the period from the date hereof through April 26, 2010 (or such later date as the parties may agree, the “Termination Date”), the Company will, and will cause the Company’s direct and indirect subsidiaries (collectively, the “Controlled Subsidiaries”) to diligently engage in good faith negotiations with respect to the Proposed Transaction.

2. Alternative Transactions.

(a) For the period from the date hereof through the Termination Date, the Company shall not, and the Company shall not permit any of its affiliates, or any of the representatives or employees of or advisors to the Company or any of its affiliates to, directly or indirectly, take any

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

action to (i) encourage, entertain, solicit, facilitate or initiate the submission of any Alternative Transaction Proposal, (ii) enter into any written or oral agreement for or relating to a Third Party Transaction (as hereinafter defined), or (iii) participate in any way in discussions or negotiations with, or furnish any non-public information to, any person in connection with any Alternative Transaction Proposal. The Company shall be responsible for any breach of this Agreement by any of its affiliates or any of their respective representatives or advisors. The Company will immediately communicate to Harbinger the receipt of any third party solicitation, proposal or inquiry that the Company, its affiliates or any of their respective representatives or advisors may receive in respect of any Third Party Transaction, or of any request for such information, including in each case the material terms of any such third party solicitation, proposal or bona fide inquiry.

(b) “Alternative Transaction Proposal” means any proposed Third Party Transaction. “Third Party Transaction” means an Alternative Transaction with a party other than Harbinger or an affiliate of Harbinger. “Alternative Transaction” means, except for any Proposed Transaction, any transaction that would grant any third party rights with respect to, or take or fail to take any other action with respect to, the S-band Spectrum (as defined in the Term Sheet) that would interfere with or obstruct the use of the S-band Spectrum by Harbinger or otherwise make it unavailable for use by Harbinger or limit the ability of the Company or Harbinger to enter into the Proposed Transaction.

3. No Conflict. Each party represents and warrants to the other that the first party’s entry into this Agreement does not violate any contract, order, judgment, law or regulation binding on it, or result in any material change in its right against or obligation to any third party.

4. Access. So long as negotiations are continuing, the Company will make records in its possession or control, and relevant personnel of the Company, its accountants and its advisors, available to Harbinger and its officers, employees, affiliates, managers, partners, agents and advisors (including, without limitation, accountants, attorneys, consultants, financial advisors and bankers) as Harbinger reasonably requests in connection with Harbinger’s due diligence, in accordance with the terms of that certain Confidentiality Agreement, dated December 22, 2009 (the “Confidentiality Agreement”), by and among the Company, Harbinger Master Fund, and Harbinger Special Situations Fund.

5. Confidentiality, Publicity. The existence and terms of this Agreement, the Term Sheet and of the discussions between the parties as to the Proposed Transaction are to remain confidential, except as disclosure of its contents is required by applicable law, regulatory authority or stock exchange listing agreement; provided, however, the Term Sheet shall not be disclosed to the public in any event. In the event a party hereto or any of its representatives is required by applicable law, regulatory authority or stock exchange listing agreement to disclose any of such information, such party will (a) promptly notify the other party prior to any such disclosure, (b) reasonably accept the other party’s revisions to the proposed disclosure and (c) cooperate with the other party in any attempt it may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the applicable information. Each party agrees that it will treat the existence and terms of this Agreement and of such discussions with the same care as it would take to preserve the confidentiality of its own confidential information. Prior to the execution of definitive agreements among the parties regarding the Proposed Transaction, neither party will make any announcement to the public, to third parties, or to its respective employees

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

concerning the Proposed Transaction without prior consultation with, and the approval of, the other party, which may be withheld in its discretion. This Section 5 will not preclude any of the parties hereto from complying with legal or regulatory requirements applicable to it. If any party believes that it is subject to such a requirement, it will give the other parties prompt prior notice thereof prior to disclosing the information in question. The provisions of this Section 5 are in addition to, and not in lieu of, the provisions of the Confidentiality Agreement, or any other confidentiality agreement among the parties.

6. Fees and Expenses. Each Party to this Agreement will pay all of its own expenses incurred in connection with the Proposed Transaction, whether or not the Proposed Transaction is entered into or consummated.

7. General.

(a) Binding and Non-Binding Provisions. Except for the express obligations set forth in this Agreement, which are intended to be legally binding, this Agreement does not create any legally binding obligation with respect to the Proposed Transaction itself or as to anything preliminary thereto. No term sheet or other document, or any act or course of dealing, other than a writing signed by both parties that expressly states that it is intended to be legally binding, shall create any legally binding obligations. This Section 7(a) sets forth the complete understanding of the parties as to the legal status of this Agreement and any such other document, act or course of dealing.

(b) Modifications. This Agreement may not be modified, supplemented or waived except by an instrument in writing expressly to that effect signed by the party against whom such modification, supplement or waiver is asserted. Any such waiver will apply only to the specific instance set forth in such writing.

(c) Assignment. All rights and obligations of Harbinger under this Agreement may be freely assigned or otherwise transferred by Harbinger to any affiliate of Harbinger. This Agreement may not be assigned or otherwise transferred by the Company.

(d) Applicable Law. This Agreement shall be exclusively governed by and construed in accordance with the internal laws of the State of New York without regard to its rules of conflicts of laws.

(e) Equitable Relief. The parties agree that monetary damages would not be a sufficient remedy for any breach of this Agreement by the Company and that Harbinger shall be entitled to equitable relief, including injunction and specific performance, as a remedy for such breaches. Such remedy shall not be deemed to be the exclusive remedy for a breach by the Company of this Agreement but shall be in addition to all other remedies available at law or equity to Harbinger.

(f) Descriptive Headings; Construction. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

(g) Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

(h) Termination. This Agreement shall terminate on the Termination Date, provided, however that Sections 5 – 7 shall survive the termination of this Agreement and continue in full force and effect according to their terms. Harbinger may, in its sole discretion, accelerate the Termination Date to an earlier date.

[signature page follows]

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

IN WITNESS WHEREOF, the parties hereto have executed this Exclusivity Agreement.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners LLC, its investment manager

By:	/s/ Peter A. Jenson
Name:	Peter A. Jenson
Title:	Vice President

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:	/s/ Peter A. Jenson
Name:	Peter A. Jenson
Title:	Vice President

HGW HOLDING COMPANY, L.P.

By:	HGW GP, Ltd., its general partner

By:	/s/ Peter A. Jenson
Name:	Peter A. Jenson
Title:	Vice President

TERRESTAR CORPORATION

By:	/s/ Jeffrey Epstein
Name:	Jeffrey Epstein
Title:	President

TERRESTAR NETWORKS INC.

By:	/s/ Jeffrey Epstein
Name:	Jeffrey Epstein
Title:	President

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

Execution Copy

Draft

CONFIDENTIAL

Not a binding offer. For discussion purposes only

SUMMARY OF PRINCIPAL TERMS OF SPECTRUM POOLING AGREEMENT

The following is a summary of the principal terms and conditions relating to the proposed transactions described herein (the “Summary”) and is intended for discussion purposes only. The following Summary does not constitute an offer capable of acceptance. Under no circumstances shall the terms and conditions set forth in this Summary constitute or be deemed to constitute the legally binding obligation of Harbinger Capital Partners Master Fund I, Ltd., or any of its affiliates, to negotiate or to consummate any transaction.

Parties

TerreStar: TerreStar Corporation (“TerreStar”).

Networks: TerreStar Networks Inc. or such affiliate of TerreStar that is the licensee of the S-band Spectrum (“Networks”).

Harbinger: Harbinger Capital Partners Master Fund I, Ltd. (“Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P. (“Special Situations Fund”), and / or one or more affiliated entities as determined in their sole discretion (“Harbinger”).

Spectrum	The portion of the S-band spectrum that Networks is authorized by the FCC to use to serve the United States via satellite and ancillary terrestrial component (“ATC”) facilities (the “S-band Spectrum”).

Spectrum Pooling Agreement	Harbinger would seek to implement the terms, among others, described herein pursuant to a “Spectrum Pooling Agreement.” [***]

FCC License & Compliance Matters

Networks currently holds FCC licenses and authorizations to use the S-band Spectrum in the
United States (the “FCC License”). Networks has applied to the FCC, and may apply again in the future, for additional licenses and authorizations to use the S-band Spectrum in the United States. Once issued, these additional licenses and authorizations would be deemed part of the FCC License.

[***]

Satellite Capacity	In order to ensure that [***]

Satellite Use of S-band Spectrum [***]	Subject to [***]

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

Spectrum Pooling Agreement Representations and Warranties	The Spectrum Pooling Agreement would contain customary terms, conditions, representations, warranties and covenants for a transaction of this nature including, but not limited to, representations as to the usability of the S-Band Spectrum and required ATC authorization.

Assignment of Spectrum Pooling Agreement	All rights and obligations of [***]

Access to Harbinger Information	After execution of the Spectrum Pooling Agreement [***]

Conditions Precedent	Among other items, [***]

Consequence of [***]	In the event [***]

Regulatory Matters

Consummation of the Spectrum Pooling Agreement and any transactions contemplated thereby (including any potential purchase of the S-band Spectrum by Harbinger), would be subject to obtaining all necessary regulatory approvals.

[***]

Fees and Expenses	[***]

Confidentiality	This Summary constitutes Confidential Information (as such term is defined in the Confidentiality and Nondisclosure Agreement (the “Confidentiality Agreement”), effective as of December 22, 2009, by and among TerreStar, Master Fund, Special Situations Fund), and shall be treated as such by TerreStar pursuant to the terms of the Confidentiality Agreement.